Exhibit 1.29

[Translation]

CERTIFICATE OF CONSTITUTION

Companies Act, Part IA

(Q.L.R., c.C-38)

I hereby certify that the corporation

9176-6857 Québec inc.

has been constituted on DECEMBER 5, 2006, under Part IA of the Companies Act, as indicated in the Articles of Constitution attached hereto.

Filed with the register on December 6, 2006 under Quebec registration number 1164114457 /s/ (signature) Acting by interim Assistant Enterprise Registrar

                   E610I17Q54940DB

Articles of Constitution Articles of Continuance
Companies Act (R.S.Q., c. C-38, Part IA)
Mark an X in the appropriate box. For articles of continuance only.
Québec enterprise number Articles of Constitution Articles of Continuance NEQ 11
1. Name - Constitution: Enter the company name, and its version in another language, if applicable. Leave blank if you are applying for a designating number rather than a name. Continuance: enter the current name, if you are keeping it, and its version if applicable, and N.A. in section 8 or enter the new name, and its version in another language if applicable.
9176-6857 QUÉBEC INC.you
Mark an X in this box if you are applying for a designating number (numbered company) rather than a name.the
2. Québec judicial district of the company head office—Enter the judicial district, such as stipulated in the Territorial Division Act (R.S.Q., c. D-11).
You can obtain additional information at the Court house, from Services Québec
Montreal of
or online at www.justice.gouv.qc.ca/francais/recherche/district. helpasp.
3. Precise number or minimum Minimum 1—Maximum 10 4. Effective Date Year Month Day
and maximum number of directors toEnter the date of entry into force, if later than that on which the articles are filed.
5. Describe the authorized capital stock and the limits imposed—Unless otherwise indicated in its articles, the company has unlimited not capital stock with shares without par value. (See the section “Description of capital stock”.)
Common shares without par value—unlimited number.
6. Restrictions on the transfer of shares and other provisions, if applicable.version
The Schedule 1 attached hereto forming meant an integral part of these must Articles..
7. Limits on activity, if applicable.
N/Ais so
8. Name prior to the continuance (if different than the one mentioned French in section 1)
9. Founders (for articles of constitution only) - Enter first and last names, address(es) of founder(s) or name and address of head office of the legal person acting in this capacity.
Last and first names or name of the legal form person acting in the quality of founder
HIGGINS, DANIELLE
Street and no., apartment/suite, city/province, postal code and the country /s/ Danielle Higgins
1981, av. McGill Collège, bureau 1100, Montreal (Quebec) H3A 3C1
Constituting act of the legal person acting in the quality of founder completed
Signature of founder or
This the person authorized by the legal person
Last and first names or name of the legal out person acting in the quality of founder be Street and no., apartment/suite, fill city/province, postal code and country articles Constituting act of the legal person acting in the quality of founder
Signature of founder or the person authorized by the legal person
Do not write in this space
4XHEHF For articles of continuance only:
Signature of authorized director
)LOHG_RQ_‘HFHPEHU________
If the space provided is not sufficient, include an appendix, in two copies, (QWHUSULVH_5HJLVWUDU identifying the corresponding section. If necessary, number the pages.
Sign the two copies of this form and remit them, accompanied by the documents and the required payment.
Do not fax.
Ministère du Revenu LE-50.0.11.02-T (2008-10)

SCHEDULE 1

of the articles of constitution

RESTRICTIONS ON THE TRANSFER OF SHARES

The shares of the Company shall not be transferred without the consent of either (i) the directors as evidenced by a resolution passed or signed by them and recorded in the books of the Company or (ii) the holders of a majority in number of the outstanding voting shares of the share capital of the Company.

OTHER DISPOSITIONS

Whenever the Articles of the Company provide for a minimum and a maximum number of directors, the number between such minimum and maximum may be determined by the directors, by resolution, from time to time.

The shareholders of the Company may participate and vote at any shareholders’ meeting by any means allowing all the participants to communicate with each other and particularly by telephone, the whole in accordance with Section 123.95 of the Companies Act (Québec).

Unless and until the Company has made a distribution to the public of its securities, any annual meeting of the shareholders may be held outside Québec or at such other place determined by the directors, from time to time.

All the securities of the Company, other than the shares and the non-convertible debt securities, shall not be transferred, except in accordance with the restrictions on their transfer set out in the applicable Shareholders’ Agreement; in the absence of such restrictions, no transfer may be made without the consent of the secretary of the Company.